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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): May 14, 2002


                       APPLIED DIGITAL SOLUTIONS, INC.
           (Exact name of registrant as specified in its charter)

       MISSOURI                     000-26020                 43-1641533
       --------                     ---------                 ----------
    (State or other           (Commission File No.)          (IRS Employer
    jurisdiction of)                                      Identification No.)
    incorporation



                        400 ROYAL PALM WAY, SUITE 410
                          PALM BEACH, FLORIDA 33480
                  (Address of principal executive offices)

                                561-805-8000
            (Registrant's telephone number, including area code)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)      Previous independent accountants

         By letter dated May 14, 2002, Grant Thornton LLP ("Grant Thornton") resigned as the Registrant's outside auditing firm. The Registrant and Grant Thornton had a disagreement on the proper accounting treatment with respect to a non-cash item in connection with the merger (the "Merger") of a subsidiary of Medical Advisory Systems, Inc. ("MAS") and Digital Angel Corporation ("Old Digital Angel Corporation"), in which the Registrant held a controlling interest. As a result of the nature of the disagreement as outlined below, Grant Thornton communicated its resignation as the Registrant's auditors. Grant Thornton advised ADS that its proposed treatment of the non-cash item was inconsistent with the position taken in MAS's definitive proxy statement dated February 14, 2002, related to the Merger. Grant Thornton advised that the Registrant had not brought to Grant Thornton's attention the change in accounting position and that it did not believe it could rely upon future representations made by Registrant's management. Grant Thornton also advised the Registrant that it had not completed its review of the Registrant's quarterly report on Form 10-Q for the first quarter of 2002.

         The accounting item in question (about which the Registrant and Grant Thornton LLP have had the disagreement) relates to options that MAS was to assume or convert into MAS options under the terms of an agreement and plan of merger, dated November 1, 2001, by and among MAS, an MAS wholly-owned subsidiary, and Old Digital Angel Corporation, in which the Registrant held a controlling interest. On March 27, 2002, the MAS wholly-owned subsidiary was merged with and into Old Digital Angel Corporation under the terms of the merger agreement. ADS also contributed certain other subsidiaries in the merger. Old Digital Angel Corporation, as the surviving corporation, became a wholly-owned subsidiary of MAS, which has since been renamed Digital Angel Corporation ("New Digital Angel Corporation"). Grant Thornton has also communicated by letter dated May 14, 2002, the termination of its auditor relationship with New Digital Angel Corporation.

         With respect to the dispute as to the proper accounting treatment for these options, Grant Thornton's position is that the Registrant should recognize in the first quarter of 2002 a one-time, non-cash, compensation expense, in the amount of approximately $14.5 million, under the guidance provided by Accounting Principles Board Opinion No. 25 (APB 25), as amended by FASB Interpretation No. 44 and Emerging Issues Task Force Issue 00-23. The Registrant is of the view that the cost of the assumed- or to-be-converted options represents part of the merger consideration and should be capitalized and reflected on the Registrant's balance sheet, consistent with accounting for the transaction as a business combination using the purchase method of accounting, in accordance with Accounting Principles Board Opinion No. 16 (APB 16). The Registrant has contacted the staff of the Securities and Exchange Commission with respect to this issue.

         The audit committee of the board of directors was advised of management's handling of the proposed accounting treatment for the stock options by Grant Thornton. The Registrant has authorized Grant Thornton to respond fully to inquiries of the successor accountant concerning the subject matter of the foregoing disagreement.



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         The Registrant is presently in negotiations with a new independent accounting firm with respect to the auditing of the Registrant's financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         (16.1) Letter from Grant Thornton LLP with respect to this Form 8-K. (The letter from Grant Thornton LLP will be filed by amendment to this Form 8-K).






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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                APPLIED DIGITAL SOLUTIONS, INC.

                                By:    /s/ Evan C. McKeown
                                   --------------------------------------------
                                Name:  Evan C. McKeown
                                Title: Chief Financial Officer
Dated: May 21, 2002